Exhibit 10.6

PAYMENT LETTER

Between:	VOIP CAPITAL INTERNATIONAL Ground Floor, Ebene House

33 Cybercity Ebene Mauritius

(the “Factor”)

And:	LIMECOM INC

Cuentas Inc. 19 West Flagler Street Suite 507

MIAMI, FL 33130 (the “Company’’)

And:	ORLANDO TADDEO

c/o Cuentas Inc.

19 West Flagler Street

Suite 507

Miami, Florida 33130 (“Account Signatory”)

And:	DANIEL CONTRERAS

c/o Cuentas Inc.

19 West Flagler Street

Suite 507

Miami, Florida 33130 (“Account Signatory”)

(together the “Parties” and each one a “Party”) October 17, 2018

VOIP CAPITAL INTERNATIONAL I LIMECOM INC

1.	Reference is made to the Key Commercial Terms agreements (including all annexures and schedules thereto) concluded between the Factor and the Company on or about the 22’d June 2017 (as same may have been amended from time to time) in terms of which the Factor makes a factoring facility available to the Company on the terms and conditions contained therein (each of them a “Factoring Agreement”).

2.	Capitalized terms used but not defined in this payment letter (this “Payment Letter”) shall bear the meanings ascribed to them in the Factoring Agreement.

3.	The Company has arranged for a new lender (the “New Lender”) to provide financing (the “Replacement Financing’’) to be substituted in place and stead of the arrangements with the Factor as set forth in paragraph 1 above and which funds the Company warrants, may be used by the Company, inter alia, for the settlement of outstanding amounts due under Discounted Invoices due from Approved Customers and purchased by the Factor in accordance with the terms of the Factoring Agreement (the “Outstanding Debt’’);

4.	The Account Signatories warrant that the Replacement Financing is to be paid by the New Lender into a bank account in the name of the Company controlled solely by the Account Signatories and no other party and that they shall have sole control to direct any funds as may be paid therefrom.

5.	Immediately upon receipt of funds under the Replacement Financing, the Company and the Account Signatories agree and warrant that it shall be paid directly to the Factor to the bank account which details are attached hereto as Schedule I, such amounts as are equal to the Outstanding Debt as calculated in accordance with the Factoring Agreement (the “Repayment Amount”) and the Company and the Account Signatories agree and warrant to make payment as aforesaid directly to the Factor. Failure to make payment within one business day after receipt of the Replacement Financing shall be an Event of Default.

6.	In the event that the Replacement Financing is received in increments, the Account Signatories warrant and guaranty that all such incremental receipts shall be used for no purpose other than the settlement of the Outstanding Debt and shall be paid over to the Factor immediately upon receipt, until the Outstanding Debt has been settled.

7.	Receipt by the Factor of the Repayment Amount shall result in the Approved Customers being released of their obligations to make payment under the Notice of Assignment and the Factor shall do all such things and sign all such documents required to effect such release. Should any customer of Company make payment to the Factor subsequent to receipt of the Repayment Amount, the Factor shall wire such sums within two business days to the account nominated in writing by the Company.

8.	Payment may be demanded orally or in writing (electronic or hard copy) and payment will be due upon demand. Failure to make payment within one business day following demand shall be an Event of Default.

9.	For purposes of clarity and avoidance of doubt it is recorded that the provisions of this letter are intended to govern only the receipt of the Repayment Amounts and the obligation of the Company and the Account Signatories to make payment of those amounts to the Factor on receipt.

10.	The Account Signatories warrant that the Company is authorised and entitled to make payment as aforesaid and that the Company is not trading under insolvent circumstances.

11.	If an Event of Default occurs and is continuing, Factor shall be entitled to exercise all legal remedies.

12.	This Payment Letter shall be effective from the date of signature hereof by the last party signing.

13.	Payments under this Payment Letter shall be made in United States Dollars.

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14.	The terms of this Payment Letter may be amended, varied or waived only with the consent, in writing, of the Parties.

15.	This Payment Letter may be signed in counterparts all of which, when taken together, shall constitute one and the same instrument.

16.	This Payment Letter shall be governed and construed in accordance with the laws of the State of Florida.

Signed for and on behalf of

LIMECOM INC

/s/ Orlando Taddeo
Orlando Taddeo – Intl CEO

/s/ Orlando Taddeo
Orlando Taddeo

/s/ Daniel Contreras
Daniel Contreras

Signed for and on behalf of

VOIP CAPITAL INTERNATIONAL

/s/ Larry Raff
Name:	Larry Raff
Title:	CFO

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Schedule 1

Beneficiary Name:	VoiP Capital International
Confidential	Confidential
Confidential	Confidential